As filed with the Securities and Exchange Commission on March [ ], 2008

Registration No. 333-[     ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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CoroWare, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4868120 (I.R.S. Employer Identification No.)

4074 148th Avenue NE

Redmond, WA  98052

(800) 641-2676

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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2008 Amended Incentive Stock Plan

(Full title of plan)

Lloyd T. Spencer

Chief Executive Officer

CoroWare, Inc.

4074 148th Avenue NE

Redmond, WA  98052

(800) 641-2676

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Gregory Sichenzia, Esq.

Matthew Kamen, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Flr.

New York, NY 10006

(212) 930-9700

(212) 930-9725 (fax)

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	$200,000,000 Shares (1)	$0.00105	$210,000	$10.32
Total	200,000,000		$210,000	$10.32

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1.

Issuable pursuant to the 2008 Amended Stock Option Plan.

2.

Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board of $0.0014 and $0.0007, respectively, on July 21, 2008.

EXPLANATORY NOTE

This Registration Statement is being filed in order to register for resale 200,000,000 shares of common stock, $0.001 which are issuable to directors of the Company upon the exercise of options issued to such directors pursuant to the Company’s 2008 Amended Incentive Stock Option Plan.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.

Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act..

Item 2.

Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without chage and upon written or oral notice by contacting:

Lloyd T. Spencer

Chief Executive Officer

CoroWare, Inc.

4074 148th Avenue NE

Redmond, WA 98052

(800) 641-2676

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

PROSPECTUS

CoroWare, Inc.

200,000,000 Shares of Common Stock

This reoffer prospectus relates to an aggregate of 200,000,000 shares of our common stock, par value $0.001 per share which are issuable upon the exercise of options that may be offered and resold from time to time by certain eligible participants and existing selling shareholders identified in this prospectus for their own account. After the selling shareholders exercise their stock options, it is anticipated that the selling shareholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus, but will receive proceeds form the exercise of the options. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The shares of common stock will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the OTC Bulletin Board under the symbol "CROE." On July 21, 2008, the closing bid price of our common stock on such market was $0.001 per share.

Investing in our common stock involves risks. See "Risk Factors" on page ten of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July __, 2008.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the secured convertible notes to the financial statements.

Overview and Recent Developments

CoroWare, Inc (“the Company”) is a software and software professional services company with a strong focus on Information Technology integration and Robotics that delivers professional services, solutions and products that benefit customers in the software development, information technology, education, Homeland Security, military defense and automotive industry sectors. The Company has two operational subsidiaries: CoroWare Technologies, Inc. and Robotic Workspace Technologies, Inc.

The operating plan of the Company is to principally focus on its subsidiary CoroWare Technologies, Inc., which delivers high value services and innovative solutions that maximize technology investments and achieve customer goals. The company also intends to license RWT’s robotic control technology patents to original equipment manufacturers (OEMs), software development companies, and other interested parties.

The two operational subsidiaries are described below.

COROWARE TECHNOLOGIES, INC.

CoroWare Technologies, Inc. (“CTI”) is a software professional services company with a strong focus on Information Technology integration and robotics integration, business automation solutions, and unmanned systems solutions to its customers in North America and Europe.

CTI’s expertise includes the deployment and integration of computing platforms and applications, as well as the development of unmanned vehicle software and solutions for customers in the research, commercial, and homeland security market segments. CTI shall continue to offer its high value software systems development and integration services that complement the growing trend in outsourced software development services in Asia, Latin America and Eastern Europe. In addition, CTI is investigating the potential of offering software solutions that complement its High Value Software Systems Development and Integration Services, especially in the areas of Interactive Multimedia Tools and Innovation Collaboration Portals.

CTI is comprised of three principal solutions delivery groups:

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Microsoft Practice

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Enterprise Business Solutions

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Robotics and Automation

Microsoft Practice

As a member of the Microsoft® Vendor Program (MSVP) and Microsoft Partner Solution Center (MPSC), CTI provides release management, software systems development, and product integration services that help Microsoft employees and departments deliver high quality products, solutions and services. For example, CoroWare has been working closely with the Microsoft Customer Care Framework (CCF), helping the solutions team deliver a premium solution for worldwide deployment. CoroWare’s expertise in release management, product licensing, and marketing coordination have helped Microsoft expedite the development and market availability of Microsoft Customer Care Framework.

Release and Project Management

CTI's program managers are experts in Microsoft's product and solution development tools and processes. CTI uses that experience to create product specifications, develop project plans, and perform security and release management audits – with the objective of helping Microsoft deliver its solutions and products efficiently, affordably and on schedule. CTI's senior consultants design complex testing and demonstration environments using the latest Microsoft virtualization technology, ensuring rapid, scalable and low-fault deployments.

Technology Adoption Lab Management

CTI's team of experienced hardware and software deployment engineers architect, deploy and support state-of-the-art computer lab facilities that include the latest builds of operating systems, developer tools, and servers. CoroWare engineers work side-by-side with Microsoft employees and partners to ensure that they can deploy and test applications on pre-release and newly released Microsoft platforms. CTI employees currently offer these services in two Microsoft data centers and labs.

Interactive Multimedia Solutions

CTI possesses the tools and experience to produce highly customizable electronic publications, providing Microsoft and other companies the opportunity to collect and publish electronic information in compelling, media-rich formats.

Enterprise Solutions

Solution Delivery

CTI is focused and will accelerate its sales and marketing efforts on customer engagements related to a key set of Microsoft products such as Microsoft Windows desktop and server platforms, server virtualization, and Microsoft CCF. CTI offers solutions, envisioning, design, development and testing services through architects and developers who are experienced in a range of Microsoft solutions and technologies. In order to help accelerate solutions delivery revenues, CTI formally established its Near-Shore Outsourcing Practice to offer its customers affordable options for delivering IT Professional Services.

Service Oriented Business Applications (SOBA)

CTI’s software and systems engineering staff has many years experience with the development and deployment of application software that is based on XML web services and service-oriented architecture. According to International Data Corporation (IDC) the SOA market segment will continue to exhibit considerable growth with a CAGR (Compound Annual Growth Rate) of 75 percent from 2004 to 2009, reaching nearly $9 billion by 2009.

Knowledge Management and Collaboration Portals

By implementing proven workflow strategies, CTI delivers knowledge management solutions that maximize user experience and provide the foundation for effective organization and collaboration. According to IDC collaboration software revenue is forecasted to reach value of $2.0 billion in FY 08.

Professional Services

CTI is focused on the global market for service robots and offers its robotic integration expertise to customers who are looking for product realization, robotics simulation, systems architecture and design, and robotic applications development services. The Company believes CTI is uniquely positioned with its knowledge of robotics simulation, Microsoft Robotics Studio, software systems development, and hardware and software integration services to help its customers deliver innovative product and solutions. For example, CoroWare has been working on projects that help customers simulate and develop complex robots based on Microsoft Robotic Studio.

Solutions and Products

In 2007, CTI began shipping the CoroBot, an affordable and flexible mobile robot for researchers, hobbyists and developers in the industrial and service robot segments. Some university customers are deploying CoroBots for use in various lab activities, including the development of swarm robotics applications designed to leverage groups of robots to complete complex tasks.

CTI designed the CoroBot to meet the need for affordable and flexible mobile robot platforms within the academic and commercial mobile robotics research and development community. Based on customer feedback, CoroWare believes that the availability of pre-installed Microsoft Robotics Studio® services will be viewed as a major advantage for users.

ROBOTIC WORKSPACE TECHNOLOGIES, INC.

During the first quarter of 2008, RWT formally began investigations of licensing its robotic control technology patents to original equipment manufacturers, and other interested parties. RWT holds three pioneer patents issued by the United States Patent and Trademark Office that cover all applications pertaining to robotic and automation control systems for industrial and unmanned autonomous vehicle (UAV) applications.

First patent number 6,442,451 - awarded September 5, 2002 - Versatile robot control system - Abstract - An improved, versatile robot control system comprises a general purpose computer with a general purpose operating system in electronic communication with a real-time computer subsystem.

Second Patent number 6,675,070 - awarded April 5, 2004 - Automation equipment control system Abstract - An automation equipment control system comprises a general-purpose computer with a general-purpose operating system in electronic communication with a real-time computer subsystem.

Third Patent number 6,922,611 – awarded July 26, 2005 - Reflects the company’s R&D efforts in open-architecture PC control technology spearheaded by RWT.

At this moment, there is no guarantee that a market exists for selling licenses for these pioneer patents.

THIS OFFERING

Shares of common stock outstanding prior to this offering 288,517,898 (1)
Shares of common stock offered pursuant to this prospectus 200,000,000

Use of proceeds

We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus. If, and to the extent that, options are exercised, we will receive the exercise price of the options.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 5.

Over-The Counter Bulletin Board Stock Exchange Symbol	CROE.OB

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(1)

As of July 22, 2008. Does not include shares of common stock issuable upon exercise of outstanding options or warrants, and assumes that all options registered herein are exercised and sold.

RISK FACTORS

You should carefully consider the following risk factors and the other information included herein as well as the information included in other reports and filings made with the SEC before investing in our common stock. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related to Our Business and Financial Condition

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MAY CAUSE US TO CURTAIL OPERATIONS.

During the three-month period ended March 31, 2008 (the "2008 Period") revenues were $778,276 compared to revenues of $635,305 during the three-month period ended March 31, 2007 (the "2007 Period"). The 2008 Period revenue is entirely from CoroWare. Gross profit on these 2008 revenues amounted to $159,248 compared to $146,993 for the 2007 Period revenues. The Company has incurred losses for the three months ended March 31, 2008 and 2007 of $910,406 and $28,558, respectively. Because of these losses, the Company will require additional working capital to develop its business operations.

The Company intends to raise additional working capital through the use of private placements, public offerings and/or bank financing. During the quarter ended March 31, 2008 the company raised $240,000 net of financing costs of $60,000. Additionally, the company issued common stock in satisfaction of $85,641 of accounts payable, $1,500 of a note payable and related accrued interest, and of $3,750 of dividends payable.

Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted which may cause us to cease operations altogether.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support The Company's working capital requirements. To the extent that funds generated from operations, any private placements, public offerings and/or bank financing are insufficient, The Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS.

Unless we can become profitable with the existing sources of funds we have available, including funds to be received under the terms of the Securities Purchase Agreement, and our operations generate sufficient cash flows to enable us to generate a profit on a sustained basis, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our operations. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure that financing whether from external sources or related parties will be available if needed or on favorable terms. Our potential inability to obtain adequate financing if necessary will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price and could cause us to cease operations altogether.

THE REPORT OF OUR INDEPENDENT AUDITORS INCLUDES A GOING CONCERN UNCERTAINTY EXPLANATORY PARAGRAPH FOR THE YEAR ENDED DECEMBER 31, 2007, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING.

We have a history of operating losses that are likely to continue in the future. Our auditors have included an uncertainty explanatory paragraph in their Independent Auditor's Report dated as of April 11, 2008 included in our audited financial statements for the year ended December 31, 2007 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. We expect to be able to continue operations for six months with the cash currently on hand, anticipated from our operations and from the convertible debentures we will issue to Yorkville Advisors as part of the Securities Purchase Agreement entered into on July 21, 2006 and discussed above on page 6 - “Recent Financing Transactions”.

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON JUNE 30, 2007 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES AND, THEREFORE, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK.

At March 31, 2008, we had current assets of $345,416 and current liabilities of $4,147,290. At March 31, 2008, we had negative working capital of $3,801,874 and an accumulated deficit of $18,330,126.

The Company will continue to seek funds through private placements as well as debt financing. The Company will also continue to investigate alternative sources of financing. As discussed in Note 7 above, on March 19, 2008, the Company consummated a Securities Purchase Agreement dated March 19, 2008 with Y.A. Global Investors providing for the sale by the Company to Y.A. Global Investors of its 14% secured convertible debentures in the aggregate principal amount of $300,000 of which $240,000 was advanced immediately, net of financing costs.

We cannot guarantee that additional funding will be available on favorable terms, if at all. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations.

OUR PRODUCTS AND SERVICES MUST BE ACCEPTED IN THE MARKET.

If our software and software professional services as well as patents on motion control along with our systems development and integration services, do not achieve market acceptance by an increasing customer base, we will not be able to generate revenues necessary to support our business operations, which could result in the termination of our operations.

THE SUCCESS OF OUR BUSINESS DEPENDS ON OUR KEY EMPLOYEES.

We are highly dependent upon the continuing contributions of our key management, sales, and software engineering and product development personnel. In particular, we would be adversely affected if we were to lose the services of Lloyd Spencer, CEO of the Company, Jon Mandrell, Director of Robotics and Automation for CoroWare Technologies, and David Hyams, Chief Technology Officer of CoroWare Technologies, all of whom who have provided significant business development, sales and product and service fulfillment, meeting the needs of customers. In addition, the loss of the services of any of our senior managerial, technical or sales personnel could impair our business, financial condition, and results of operations. As CoroWare continues to grow, we will continue to have a dependence of software professional staff, retention of key individuals, and the ability to source and attract key individuals

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS MAY USE OUR TECHNOLOGY AND TRADEMARKS, WHICH WOULD WEAKEN OUR COMPETITIVE POSITION AND MAY RESULT IN THE FAILURE OF OUR BUSINESS.

Our success depends, in part, upon our patented proprietary technology. We rely on a combination of three issued patents, copyrights, trademarks and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. It is possible that other companies could successfully challenge the validity or scope of our patents and that our patents may not be supported, eliminating a competitive advantage we currently enjoy. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners and into license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, third parties could copy or develop similar technology independently. The protection of our proprietary rights may not be adequate and our competitors could independently develop similar technology, duplicate our products, or design around patents and other intellectual property rights that we hold.

WE NEED TO ESTABLISH AND MAINTAIN STRATEGIC AND LICENSING RELATIONSHIPS.

Our success will depend in part upon our ability to establish and maintain strategic and licensing relationships with companies in our markets as well as in related business fields, including but not limited to businesses in the industrial manufacturing markets and businesses in the service robotic markets. We believe that these relationships are needed to allow us access to manufacturing, sales and distribution resources, as well as to key technologies and selected industry expertise. However, the amount and timing of resources to be devoted to these activities by such other companies are not within our control. There can be no assurance that we will be able to maintain our existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that our reliance on others will not result in unforeseen problems. There can be no assurance that our current and potential future strategic partners and licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with our competitors. The failure of any of our current or future collaboration efforts could have a material adverse effect on our ability to sell existing products or to introduce new products or applications and therefore could have a material adverse effect on our business, financial condition and results of operations.

A BREACH OF CUSTOMER CONFIDENTIAL INFORMATION COULD DAMAGE OUR BUSINESS.

Any breach of security relating to confidential information of customers could result in legal liability for us and a reduction in customer's use or total cancellation of their participation, which could materially harm our business. It is anticipated that we will receive highly confidential information from customers. We anticipate that we will possess sensitive customer information as part of our services, which could be valuable to competitors or other similar companies if misappropriated or accessed. Our security procedures and protocols to protect the customer against the risk of inadvertent disclosure or intentional breach of security might fail, thereby exposing customers to the risk of disclosure of their confidential information.

A SIGNIFICANT PERCENT OF OUR REVENUES ARE CONCENTRATED WITH ONE CUSTOMER

CoroWare continues to represent a major portion of our revenues. Of CoroWare’s revenues, a substantial amount of their revenues are derived from software systems development and integration performed for Microsoft. A concentration of business with one customer could lead to a substantial reduction in future revenues and accounts receivable if that customer chooses alternative sources for their needs.

 WE HAVE RECEIVED A SUBPOENA FROM THE SEC REGARDING A TRANSACTION FROM APRIL 2003.

We received a subpoena from the SEC dated May 10, 2005 relating to an investigation of trading in certain OTC stocks, including our common stock. The subpoena sought documents relating to the merger and financing transactions entered into by us in April 2003. We believe we provided all information requested under the subpoena promptly in 2005. We are not able to predict what actions, if any, the SEC may take against us as a result of the investigation.

Risks Relating to Our Financing Arrangement

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES AND WARRANTS THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of July 22, 2008, we had 288,517,898 shares of common stock issued and outstanding.

On July 21, 2006, the Company consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell providing for the sale by the Company to Cornell of its 10% secured convertible debentures in the aggregate principal amount of $2,825,000, net of deferred financing costs of $263,143 of which $1,250,000 was advanced immediately and $575,000 was advanced in August concurrent with its filing of the Registration Statement with the Securities and Exchange Commission (SEC).

On October 25, 2007, the Company consummated a Securities Purchase Agreement dated October 25, 2007 with Y.A. Global Investments for the sale by the Company to Y.A. Global Investments of its 12% secured convertible debentures in the aggregate principal amount of $600,000, net of deferred financing costs of $75,000 which was advanced immediately in October 2007.

On March 19, 2008, the Company consummated a Securities Purchase Agreement dated March 19, 2008 with Y.A. Global Investments for the sale by the Company to Y.A. Global Investments of its 14% secured convertible debentures in the aggregate principal amount of $300,000, net of deferred financing costs of $60,000 which was advanced immediately in March 2008.

Upon effectiveness of the registration statement, all of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Company will continue to seek funds through private placements as well as debt financing. The Company will also continue to investigate alternative sources of financing.

THE ISSUANCE OF OUR STOCK UPON CONVERSION OF THE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

The debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock which presents an opportunity for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In July 2006, the Company entered into a Securities Purchase Agreement for the sale of an aggregate of $2,825,000 principal amount of secured convertible debentures. On October 25, 2007, the Company entered into a Securities Purchase Agreement for the sale of an aggregate of $600,000 principal amount of secured convertible debentures. On March 19, 2008, the Company entered into a Securities Purchase Agreement for the sale of an aggregate of $300,000 principal amount of secured convertible debentures. There is an outstanding balance of $2,538,400 as of July 22, 2008.

These debentures are due and payable, with interest, three years from their respective dates of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, or our failure to timely file a registration statement or have such registration statement declared effective, could require the early repayment of the convertible debentures. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of these debentures. If we were required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE DEBENTURES, WARRANTS, SECURITY AGREEMENT OR AMENDED AND RESTATED SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

In connection with the Securities Purchase Agreement we entered into in July 2006, we executed an Amended and Restated Security Agreement and our wholly owned subsidiary, CoroWare Technologies, Inc., entered into a Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreement and the Amended and Restated Security Agreement state that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Debentures, Warrants, Security Agreement or Amended and Restated Security Agreement, the investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risk Related to Our Common Stock

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO SELL YOUR STOCK.

Our common stock is quoted on the OTC Bulletin Board under the symbol "CROE." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•

technological innovations or new products and services by us or our competitors;

•

additions or departures of key personnel;

•

sales of our common stock;

•

our ability to integrate operations, technology, products and services;

•

our ability to execute our business plan;

•

operating results below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in our financial results.

Because we have a limited operating history, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURNS ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK IS DEEMED TO BE “PENNY STOCK” WITH A LIMITED TRADING MARKET.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning our ability to obtain additional funding, our ability to compete against our competitors, our ability to integrate our acquisitions and our ability to attract and retain key employees.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders pursuant to this prospectus. 200,000,000 common shares which may be offered pursuant to this reoffer prospectus are issuable upon exercise of options. If, and to the extent that, options are exercised, we will receive the exercise price of the options. We will receive the amount of the exercise price upon the exercise of the options. There is no assurance any of the options will be exercised.

The selling shareholders will receive all proceeds from the sales of these common shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their common shares).

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus (the "Selling Shareholders") are offering 200,000,000 shares of our common stock that may be offered and resold from time to time by certain eligible participants and existing selling shareholders. The selling shareholders named in this prospectus were granted the options in consideration of services rendered as directors of the Company and such shares are issuable upon exercise of stock options at an exercise price of either $1.51 per share or $1.44 per share, depending on the dates of grant, which were November 27, 2007 and December 4, 2007, respectively.

If, subsequent to the date of this reoffer prospectus, we grant any further awards to persons who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of July 22, 2008, information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

1.

the number of common shares owned by each selling shareholder prior to this offering;

2.

the total number of common shares that are to be offered by each selling shareholder;

3.

the total number of common shares that will be owned by each selling shareholder upon completion of the offering;

4.

the percentage owned by each selling shareholder; and

5.

the identity of the beneficial holder of any entity that owns the common shares.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling shareholders to the extent these options are exercisable within 60 days of January 2, 2008. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling shareholders may offer all or part of the common shares currently owned which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The common shares currently offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.

	Shares Beneficially Owned Prior To This Offering (1)		Number of Shares That May Be ReOffered Pursuant to the Prospectus	Shares Beneficially Owned Upon Completion of the Offering (1)
Name of Selling Shareholder	Number(1)	Percent (2)	Number(1)	Percent (2)
Lloyd Spencer	9,181,642	3.18%	39,181,642	11.93%
Jon Mandrell	1,453,136	0.50%	31,453,136	9.57%
Totals:	10,634,778	3.69%	70,634,778	21.50%

———————

*

The address for the above listed officers and directors is c/o CoroWare, Inc., 4056 148th Avenue NE, Redmond, WA 98052.

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of common shares actually outstanding on January 2, 2008.

(2)

Applicable percentage of ownership is based on 288,517,898 common shares outstanding as of July 22, 2008. Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.

the market price prevailing at the time of sale;

2.

a price related to such prevailing market price; or

3.

such other price as the selling shareholders determine from time to time.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

1.

a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.

purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.

ordinary brokerage transactions in which the broker solicits purchasers;

4.

through options, swaps or derivatives;

5.

in transactions to cover short sales;

6.

privately negotiated transactions; or

7.

in a combination of any of the above methods.

The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

1.

may not engage in any stabilization activities in connection with our common stock;

2.

may not cover short sales by purchasing shares while the distribution is taking place; and

3.

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $15,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference in the Prospectus have been audited by LBB & Associates Ltd., LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Delaware General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

COROWARE, INC.

200,000,000 shares of Common Stock to be Offered and Sold by Selling Stockholders

July __, 2008

____________________________

PROSPECTUS

_____________________________

___________________________________________________________________

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by CoroWare, Inc.. This reoffer prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of Voyager Petroleum, Inc. or that the information contained herein is correct as of any time subsequent to the date of this reoffer prospectus. However, in the event of a material change, this reoffer prospectus will be amended or supplemented accordingly.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.

Incorporation of Documents by Reference.

 The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

The following documents filed with the SEC are incorporated herein by reference:

•

Reference is made to the Registrant’s annual report on Form 10-KSB for the period ending December 31, 2007, as filed with the SEC on April 15, 2008, which is hereby incorporated by reference.

•

Reference is made to the Registrant’s quarterly report on Form 10-QSB for the period ending March 31, 2008, as filed with the SEC on May 20, 2008, which is hereby incorporated by reference.

•

Reference is made to Registrant's Current Reports filed on Form 8-K filed with the SEC on May 14, 2008, May 23,2008, May 28, 2008 and July 3,2008, each which is hereby incorporated by reference.

Item 4.

Description of Securities.

Not Applicable.

Item 5.

Interests of Named Experts and Counsel.

Not Applicable.

Item 6.

Indemnification of Directors and Officers.

Under the Delaware General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

EXHIBIT

NUMBER	EXHIBIT

5.1	Opinion of Sichenzia Ross Friedman Ference LLP.
10.1	Coroware, Inc. Amended 2008 Incentive Stock Plan
23.1	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.
23.2	Consent of LBB & Associates Ltd. LLP.
99.1	2008 Amended Incentive Stock Option Plan

Item 9.

Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A

Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)

Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July __, 2008.

COROWARE, INC.

By:	/s/ LLOYD SPENCER
Lloyd Spencer
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ LLOYD T. SPENCER	Interim Chief Executive Officer,	July __, 2008
Lloyd T. Spencer	irector

/s/ MARTIN NIELSON	Interim Chief Financial Officer,	July __, 2008
Martin Nielson	Director

/s/ CHARLES H. HOUSE	Chairman of the Board of Directors	July __, 2008
Charles H. House

/s/ JOHN KROON	Director	July __, 2008
John Kroon

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